UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 24, 2019

Date of Report (date of earliest event reported)

AirXpanders, Inc.

(Exact name of Registrant as specified in charter)

Delaware	000-55781	20-2555438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

3047 Orchard Parkway, San Jose, CA, 95134

(Address of principal executive offices)

Registrant's telephone number, including area code: (650) 390-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:    None

Item 1.03 - Bankruptcy or Receivership.

After considering all strategic alternatives, AirXpanders, Inc. (the “Company”) announced today it has filed a voluntary petition for relief under the provisions of Chapter 7 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Code”) in the United States Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”) on July 24, 2019. As a result of this filing, a Chapter 7 trustee will be appointed by the Bankruptcy Court (the “Chapter 7 Trustee”) and will assume control of the Company. The assets of the Company will be liquidated and claims paid in accordance with the Code.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2019, Dennis Condon, Gregory Lichtwardt and Elizabeth Hammack each tendered their respective resignations as a member of the Company’s Board of Directors. The resignations of Mr. Condon, Mr. Lichtwardt and Ms. Hammack are not the result of any disagreements with the Company regarding the Company’s operations, policies, or practices. Mr. Condon, Mr. Lichtwardt and Ms. Hammack have all resigned due to the filing of the voluntary petition for relief under the provisions of Chapter 7 of Title 11 of the Code which effectively eliminates the powers of the Company’s Board of Directors.

On July 24, 2019, our Chairman of the Board, Barry Cheskin, tendered his resignation as a member of the Company’s Board of Directors. The resignation of Mr. Cheskin is not the result of any disagreement with the Company regarding the Company’s operations, policies, or practices. Mr. Cheskin resigned due to the filing of the voluntary petition for relief under the provisions of Chapter 7 of Title 11 of the Code which effectively eliminates the powers of the Company’s Board of Directors.

On July 24, 2019, Frank Grillo tendered his resignation as the Company’s President and Chief Executive Officer and as a member of the Company's Board of Directors for all purposes other than to render reasonable assistance to the Chapter 7 Trustee, once appointed, as may be reasonably required. The resignation of Mr. Grillo is not the result of any disagreement with the Company regarding the Company’s operations, policies, or practices. Mr. Grillo resigned due to the filing of the voluntary petition for relief under the provisions of Chapter 7 of Title 11 of the Code which effectively eliminates the powers of the Company’s Board of Directors, and which effectively eliminates the powers Mr. Grillo previously held on behalf of the Company. Combined with the resignation of Mr. Condon, Mr. Lichtwardt, Ms. Hammack and Mr. Cheskin, the Company will have no members serving on its Board of Directors.

Item 8.01 - Other Events.

The Company has advised the Australian Securities Exchange (ASX) of its intention to be removed from the ASX Official List.  In accordance with ASX Listing Rule 17.2, the Company is extending its voluntary suspension of trading until its delisting, which is expected to occur by the end of September 2019. The Listing Rules of the ASX also contain certain provisions that allow for the involuntary suspension of securities from active quotation. These include, but are not limited to, failure to lodge required documents, including financial related reports, and failure to pay annual listing fees. Due to the filing of the voluntary petition for relief under the provisions of Chapter 7 of Title 11 of the Code, the Company does not anticipate maintaining compliance with these and other ASX Listing Rules.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2019	AIRXPANDERS, INC.

/s/Frank Grillo
Frank Grillo President and Chief Executive Officer
(Duly Authorized Officer)